Exhibit 10.3

J. ALEXANDER’S HOLDINGS, LLC

UNIT GRANT AGREEMENT

This Unit Grant Agreement (this “Agreement”) is made as of                  , 2015 (the “Grant Date”) by J. Alexander’s Holdings, LLC, a Delaware limited liability company (the “Company”), with Black Knight Advisory Services, LLC, a Delaware limited liability company (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Second Amended and Restated Limited Liability Company Agreement of the Company dated as of                  , 2015, as it may be amended from time to time, or any successor agreement thereto (the “LLC Agreement”).

1. Grant of Units; Hurdle Amount. The Company hereby grants to the Grantee, in connection with the Grantee’s performance of services to or for the benefit of the Company, 1,868,333 Class B Units (the “Units”), subject to the terms and conditions of this Agreement (the “Award”), and the LLC Agreement. The Hurdle Amount applicable to the Units as of the date hereof is $[        ] million1. The Hurdle Amount will be increased by the aggregate amount of all Capital Contributions made to the Company after the Grant Date.

2. Vesting; Service Termination; Forfeiture.

(a) Vesting. Subject to the Grantee’s continued service to the Company through the applicable vesting date, the Grantee shall vest in its Units at the rate of one-third of the Units on each of the first, second and third anniversaries of the Grant Date.

(b) Accelerated Vesting. Notwithstanding the foregoing, all of the Units will become vested 100% immediately upon the (i) consummation of a Sale of the Company, or (ii) the termination of the Management Agreement other than by the Company pursuant to Section 10(a)(i) or 10(a)(ii) thereof or by the Grantee pursuant to Section 10(b)(iii) thereof. For purposes hereof “Sale of the Company” means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or group of Persons on an arm’s-length basis, pursuant to which such Person or group of Persons (a) acquire (whether by merger, Unit or stock purchase, recapitalization, reorganization, redemption, issuance of Units or stock or otherwise), directly or indirectly, more than fifty-percent (50%) of the voting power of J. Alexander’s or the Company or (b) acquire assets constituting all or substantially all of the assets of J. Alexander’s or the Company and its Subsidiaries on a consolidated basis; provided, however, that in no event shall a Sale of the Company be deemed to include any transaction effected for the purpose of changing, directly or indirectly, the domicile, form of organization or the organizational structure of J. Alexander’s or the Company.

(c) Termination of Service - Unvested Units. Consistent with Section 3.5 of the LLC Agreement, upon the termination of the Management Agreement by the Company pursuant to Section 10(a)(i) or 10(a)(ii) thereof, or by the Grantee pursuant to Section 10(b)(iii) thereof, all unvested Units shall be immediately and automatically cancelled and forfeited for no consideration.

(d) Termination of Service - Vested Units. Upon any termination of the Management Agreement (for any reason or for no reason), the Grantee shall have 90 days within which to effect an Exchange of the Vested Units for Common Stock pursuant to Article XII of the LLC Agreement. In the event the Grantee fails to effect such Exchange within 90 days following the termination of the Management Agreement, all vested Units shall be immediately and automatically cancelled and forfeited for no consideration.

[1]	To be equal to market cap of parent company, based on volume weighted average price over 5 days preceding date of agreement.

3. Allocations, Distributions; Puts, Calls and other rights. The Grantee’s entitlement to allocations, distributions and other rights with respect to the vested and unvested Units, as applicable, are set forth in the LLC Agreement. In no event shall the Units be sold or otherwise disposed of within the six-month period (or such other period as may be specified by the Company) following the date the Units vest (the “Holding Period”) to the extent such disposition of the Units during the Holding Period would cause the Award not to be classified as an equity award under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (or any applicable successor standards).

4. Subject to Terms of LLC Agreement. As a further condition to the issuance of the Units pursuant to this Agreement, the Grantee shall execute and deliver to the Company a copy of the LLC Agreement evidencing the Grantee’s status as a Class B Member. The Grantee acknowledges receipt of the LLC Agreement.

5. Grantee’s Representations and Warranties. In connection with the grant of the Units hereunder, the Grantee hereby represents and warrants to the Company that:

(a) The Grantee is acquiring the Units hereunder for the Grantee’s own account with the present intention of holding such securities for investment purposes and that the Grantee has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state or foreign securities laws. The Grantee acknowledges that the Units have not been registered under the Securities Act or applicable state or foreign securities laws and that the Units will be issued to the Grantee in reliance on exemptions from the registration requirements of the Securities Act and applicable state and foreign statutes and in reliance on the Grantee’s representations and agreements contained herein.

(b) The Grantee acknowledges that the Units are subject to the terms and provisions of the LLC Agreement, and acknowledges and consents to be bound by such terms and provisions with respect to the Units, including, without limitation, the applicable provisions set forth in Article VIII (including the restrictions on transfers).

(c) The Grantee has had an opportunity to ask the Company and its representatives questions and receive answers thereto concerning the terms and conditions of the Units to be acquired by the Grantee hereunder and has had full access to such other information concerning the Company as the Grantee may have requested in making the Grantee’s decision to acquire the Units being issued hereunder.

(d) The Grantee will not sell or otherwise transfer, assign, convey, exchange, mortgage, pledge, grant or hypothecate any Units without registration under the Securities Act (and any applicable federal, state and foreign securities laws) or an exemption therefrom, and provided there exists such a registration or exemption, any such transfer of Units by the Grantee or subsequent holders of Units will be in compliance with the provisions of this Agreement and the LLC Agreement.

(e) The Grantee has all requisite legal capacity to carry out the transactions contemplated by this Agreement and the LLC Agreement, and the execution, delivery and performance by the Grantee of this Agreement and the LLC Agreement and all other agreements contemplated hereby and thereby to which the Grantee is a party have been duly authorized by the Grantee.

(f) The Grantee has only relied on the advice of, or has consulted with, the Grantee’s own legal, financial and tax advisors, and the determination of the Grantee to acquire the Units pursuant to this Agreement has been made by the Grantee independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Person (including all Persons acquiring Units on the date hereof) or by any agent or employee of such Person and independent of the fact that any other Person has decided to become a holder of Units.

6. Certificates; Legends. To the extent that the Units are certificated, the Managing Member or such other escrow holder as the Managing Member may appoint shall retain physical custody of any certificate representing the Units issued hereunder until all of the restrictions imposed under this Agreement and the LLC Agreement with respect to such Units expire or shall have been removed. In order to enforce the restrictions imposed upon the Units under this Agreement and the LLC Agreement, the Managing Member shall cause a legend or legends to be placed on any certificates representing the Units that are still subject to restrictions under this Agreement or the LLC Agreement, which legend or legends shall make appropriate reference to the conditions imposed thereby. Nothing contained herein shall require the Managing Member or the Company to certificate the fully vested Units.

7. Adjustments. If there shall occur any change with respect to the outstanding Units by reason of any recapitalization, reclassification, unit split, reverse unit split or any merger, reorganization, consolidation, combination, spin-off or other similar change affecting the Units, the Managing Member shall, in the manner and to the extent that it deems appropriate and equitable in its discretion, cause an adjustment to be made in the number of Units granted hereunder, the Hurdle Amount and any other terms hereunder that are affected by the event to the extent necessary to prevent dilution or enlargement of the Grantee’s rights hereunder.

8. Administration. The Managing Member shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Managing Member in good faith shall be final and binding upon the Grantee, the Company and all other interested persons.

9. Taxes.

(a) Tax Election. The Grantee shall make an election with the United States Internal Revenue Service under Section 83(b) of the Code not later than 30 days after the Grant Date. A Section 83(b) election form is attached hereto as Exhibit A. The Grantee shall deliver a copy of any such Section 83(b) election to the Company.

(b) No Guarantee of Tax Treatment. Each Unit will be treated as a separate “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 (such interest, a “Profits Interest”). Notwithstanding anything to the contrary, distributions to the Grantee pursuant to Section 5.2 and 5.3 of the LLC Agreement shall be limited to the extent necessary so that the Profits Interest of the Grantee qualifies as a “profits interest” under Rev. Proc. 93-27, Award and LLC Agreement shall be interpreted accordingly. In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Company shall treat the Grantee as the owner of the Units underlying this Award from the Grant Date, and shall file its IRS Form 1065, and issue appropriate Schedule K-1s to the Grantee allocating to the Grantee the Grantee’s distributive share of all items of income, gain, loss, deduction and credit associated with such Profits Interest as if it were fully vested. The Grantee agrees to take into account such distributive share in computing the Grantee’s federal income tax liability for the entire period during which the Grantee holds the Award and/or Units. The Company and the Grantee will not claim a deduction (as wages, compensation or otherwise) for the fair market value of the Profits Interest issued to the Grantee, either at the time of grant of the Award or at the time the Units becomes substantially vested. The undertakings contained in Section 3.4(a) of the LLC Agreement shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. The provisions of Section 3.4(a) of the LLC Agreement shall apply regardless of whether or not the Grantee files an election pursuant to Section 83(b) of the Code.

10. Transferability. The Grantee may not transfer or assign, directly or indirectly, this Agreement or any Units other than as provided under the LLC Agreement. Any purported assignment, transfer or grant by the Grantee, directly or indirectly, of this Agreement or any Units in contravention of this Agreement and the LLC Agreement shall be null and void.

11. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that either party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

12. Governing Law. The Act shall govern all questions arising under this Agreement concerning the relative rights of the parties hereto. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The parties hereto hereby irrevocably and unconditionally submit to the exclusive jurisdiction of any State or Federal court sitting in Nashville, TN over any suit, action or proceeding arising out of or relating to this Agreement. The parties hereby agree that service of any process, summons, notice or document by U.S. registered mail addressed to any party shall be effective service of process for any action, suit or proceeding brought against a party in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon any party and may be enforced in any other courts to whose jurisdiction any party is or may be subject, by suit upon such judgment.

13. Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

14. Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of the Company and its successors and assigns, the Grantee and any subsequent holder of the Units granted pursuant to this Agreement, and the respective successors and assigns of each of them, so long as they hold the Units granted pursuant to this Agreement.

15. Entire Agreement; Amendments and Waivers. This Agreement, together with the LLC Agreement constitutes the entire agreement between the parties hereto pertaining to the Units and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the Units. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Managing Member. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

18. No Right to Continued Service. Nothing in this Agreement shall confer upon the Grantee any right to continue to provide services to or for the benefit of the Company or any of its Subsidiaries, or shall interfere with or restrict in any way the rights of the Company or any of its Subsidiaries, which are hereby expressly reserved, to terminate the services of the Grantee, at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or any of its Subsidiaries, and the Grantee.

19. Conformity to Securities Laws. The Grantee acknowledges that this Agreement and the grant of the Units hereunder is intended to conform to the extent necessary with applicable federal and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Units are granted only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

20. Conflict between this Agreement and the LLC Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the LLC Agreement, the applicable term and provision of the LLC Agreement will govern and prevail.

[Signature Page Follows]

Executed as of the Grant Date.

J. ALEXANDER’S HOLDINGS, LLC		BLACK KNIGHT ADVISORY SERVICES, LLC

By:		By:
	Name:		Name:
	Title:		Title:

[Signature Page to Unit Grant Agreement]

Exhibit A

Section 83(b) Election

The undersigned taxpayer elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

a.	TAXPAYER’S NAME: Black Knight Advisory Services, LLC

b.	TAXPAYER’S SOCIAL SECURITY NUMBER:

c.	ADDRESS:

d.	TAXABLE YEAR: Calendar Year 2015

2.	The property that is the subject of this election is a limited liability company membership interest (the “Membership Interest”) consisting of 1,868,333 Class B Units of J. Alexander’s Holdings, LLC (the “Company”). The Membership Interest is intended to be treated for federal income tax purposes by the Company and its members, including the undersigned, as a “profits interest” within the meaning of Revenue Procedure 93-27 and Revenue Procedure 2001-43 (together, the “Revenue Procedures”) and other related official guidance promulgated by the Internal Revenue Service. Based on the Revenue Procedures, the undersigned believes that the undersigned is not subject to tax upon receipt of the Membership Interest, either at the time of the grant of the Membership Interest or at the time or times when the Membership Interest will vest under the terms of the grant agreement. However, in case it should be determined that any of the conditions necessary for the Revenue Procedures to apply have not been met and that the undersigned’s receipt of the Membership Interest or the vesting thereof is subject to tax under Section 83 of the Code, the undersigned is making this protective election to have the receipt of the Membership Interest taxed under the provisions of Section 83(b) of the Code at the time the undersigned acquired the Membership Interest.

3.	The Membership Interest was transferred to the undersigned on , 2015 (the “Transfer Date”).

4.	The Membership Interest is subject to the following restriction: the Membership Interest vests over a period of three (3) years from the Transfer Date, subject to (i) in part, the achievement of performance criteria and (ii) in certain circumstances, the acceleration of vesting upon the termination of the Management Consulting Agreement between the undersigned and the Company. If the undersigned ceases to perform services to or for the benefit of the Company and its subsidiaries prior to vesting, the unvested Membership Interest will automatically be forfeited and cancelled without any payment with respect thereto, unless the vesting of the Membership Interest is accelerated as a result of such termination.

5.	The fair market value of the property (the Membership Interest) on the Transfer Date with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27 = $0.

6.	The amount paid by the undersigned for the Membership Interest = $0.

7.	The amount to include in gross income = $0.

The undersigned taxpayer will:

•	Not later than 30 days after the Transfer Date shown in paragraph 3 above, file this election with the Internal Revenue Service office with which the taxpayer’s most recent Federal income tax return was filed.

•	Provide copies of this election to (a) the person for whom the services are performed in connection with which the Membership Interest was transferred, and (b) the person to whom the Membership Interest was transferred, if the recipient of the Membership Interest was not the person performing the services in connection with which the Membership Interest was transferred.

•	Include a copy of this election with his or her Federal income tax return for the taxable year in which the Membership Interest was transferred.

Date:	, 2015	Black Knight Advisory Services, LLC

By:
Name:
Title: